Exhibit 3.32

4013I0516881

BY-LAWS

OF

C.P.P. ACQUISITION CORP.

(A Delaware Corporation)

ARTICLE I

OFFICES

Section 1.  The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent, and the name of the resident agent in charge thereof is Prentice-Hall Corporation System.

Section 2.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of Stockholders for the election of directors shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual meetings of Stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the Stockholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Special meetings of Stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4.  Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

Section 5.  Written notice of every meeting of Stockholders, stating the date, time and place where it is to be held and, if the list of Stockholders required by Section 7, Article IX is not to be at such place at least ten days prior to the meeting, the place where such list will be, and such other information as may be required by law shall be served, not less than ten nor more than sixty days before the meeting, either personally or by mail, upon each Stockholder entitled to vote at such meeting and upon each Stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. If mailed, such notice shall be deemed given when deposited in the mail directed to a Stockholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

ARTICLE III

QUORUM AND VOTING OF STOCK

Section 1.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the adjourned meeting shall be given when required by law.

Section 2.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation or pursuant to Article II, Section 2, above.

Section 3.  Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact.

Section 4.  The Board of Directors in advance of any Stockholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Stockholders’ meeting may, and, on the request of any Stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 5.  Whenever Stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of taking such action shall be given promptly to each Stockholder that would have been entitled to vote thereon at a meeting of Stockholders and that did not consent thereto in writing.

ARTICLE IV

DIRECTORS

Section 1.  The Board of Directors of the Corporation shall consist initially of three members. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors or the Stockholders, provided no decrease made in such number shall shorten the term of any incumbent director.

Section 2.  Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor Stockholders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the Stockholders and, except as hereinafter provided, each director elected shall serve until the next succeeding annual meeting of Stockholders and until his successor shall have been elected and qualified. The first

Board of Directors shall hold office until the first annual meeting of Stockholders.

Section 3.  Any or all of the directors may be removed, with or without cause, at any time by the vote of the Stockholders at a special meeting of Stockholders called for that purpose. Any director may be removed for cause by the action of the Directors at a special meeting of the Board of Directors called for that purpose.

Section 4.  Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the Stockholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Stockholders and until his successor shall have been elected and qualified.

Section 5.  The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the Stockholders.

Section 6.  The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware, at such place or places as they may from time to time determine.

Section 7.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at such places as the Board may from time to time determine.

Section 2.  Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of

Directors may be called by the President on three days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary, in like manner and on like notice, on the written request of a majority of the Board of Directors.

Section 3.  Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.  Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 6.  Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

ARTICLE VII

NOTICES

Section 1.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2.  Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

OFFICERS

Section 1.  The officers of the Corporation shall be appointed by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also appoint a Treasurer, one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

Section 2.  The Board of Directors, at its first meeting after each annual meeting of Stockholders, shall appoint a President and a Secretary and such other officers as the Board shall determine, none of whom need to be a member of the Board. Any two or more offices may be held by the same person.

Section 3.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.  The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

PRESIDENT

Section 6.  The President shall be the Chief Executive Officer of the Corporation and as such shall exercise such authority and control over the affairs of the Corporation, subject to the control of the Board of Directors, as are implied by the position of Chief Executive Officer. The President shall preside at all meetings of the Board of Directors and Stockholders of the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors.

THE VICE-PRESIDENTS

Section 7.  If there shall be appointed a Vice-President, or Vice-Presidents, the Vice-Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the President, under whose supervision he or they shall be.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 8.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 9.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 11.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 12.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13.  The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IX

CERTIFICATE FOR SHARES

Section 1.  Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Each such certificate shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 2.  The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

Section 3.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

FIXING RECORD DATE

Section 5.  For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

list of stockholders

Section 7.  A list of Stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of Stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be Stockholders entitled to vote thereat may vote at such meeting.

ARTICLE X

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other Corporations, subject to any provisions of law and of the certificate of incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

AMENDMENTS

These by-laws may be amended or repealed or new by-laws may be adopted by majority vote at any regular or special meeting of Stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.

*   *   *

CPP/BELWIN, INC.

Written Consent of Sole Shareholder

in Lieu of Annual Meeting

The undersigned, constituting the sole shareholder of CPP/Belwin, Inc., a Delaware corporation (the “Corporation”), does hereby waive the calling and convening of an annual meeting and does hereby consent to the adoption of the resolutions set forth on Exhibit A attached hereto.

Dated:  As of June 21, 2002

WARNER/CHAPPELL MUSIC, INC.

By:	/s/ Janice Cannon
Name: Janice Cannon
Titled: Assistant Secretary

EXHIBIT A

[ILLEGIBLE] below be, and he or she hereby is, electe

[ILLEGIBLE] capacity until the next annual meeting

[ILLEGIBLE] her successor is elected and qualified

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE] that all actions taken by such directors prior to the date hereof be, and they [ILLEGIBLE] are, ratified and approved.

CPP/BELWIN, INC.

Written Consent of the Board of Directors
in Lieu of Annual Meeting

The undersigned, constituting the entire Board of Directors of CPP/Belwin, Inc., a Delaware corporation (the “Corporation”), do hereby waive the calling and convening of an annual meeting of the Board of Directors and do hereby consent to the adoption of the resolutions set forth on Exhibit A attached hereto.

This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that all members of the Board of Directors are not signatories to the original or the same counterpart.

Dated:  As of June 21, 2002

/s/ Leslie E. Bider
Leslie E. Bider

David H. Johnson

Helen Murphy

CPP/BELWIN, INC.

Written Consent of the Board of Directors
in Lieu of Annual Meeting

The undersigned, constituting the entire Board of Directors of CPP/Belwin, Inc., a Delaware corporation (the “Corporation”), do hereby waive the calling and convening of an annual meeting of the Board of Directors and do hereby consent to the adoption of the resolutions set forth on Exhibit A attached hereto.

This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that all members of the Board of Directors are not signatories to the original or the same counterpart.

Dated:  As of June 21, 2002

Leslie E. Bider

/s/ David H. Johnson
David H. Johnson

/s/ Helen Murphy
Helen Murphy

EXHIBIT A

RESOLVED, that each of the persons named below be, and he or she hereby is, elected to the office of the Corporation set forth opposite his or her name, to hold such office subject to the pleasure of the Board of Directors:

Leslie E. Bider	Chairman of the Board
Jay Morgenstern	Chief Executive Officer
Fred Anton	President & Chief Operating Officer
Ira Pianko	Exec. Vice President & Treasurer
Edward P. Pierson	Exec. Vice President-Legal & Business Affairs
Spencer B. Hays	Sr. Vice President
Robert Dingley	Vice President-Education Product
David Hakim	Vice President-Worldwide Sales-Print Division
David H. Johnson	Vice President & Secretary
Annaliese Kambour	Vice President-Taxes
Brenda C. Karickhoff	Vice President
Deane Marcus	Vice President
Helen Murphy	Vice President
Paul Robinson	Vice President
Paul Vidich	Vice President
Janice Cannon	Assistant Secretary
Anthony Bown	Assistant Treasurer
Stephen A. Johnson	Assistant Treasurer
Linda Klang	Assistant Treasurer
James M. Solomon	Assistant Treasurer

RESOLVED, that all actions taken by any such officer prior to the date hereof be, and they hereby are, ratified and approved.